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23.1     Consent of Weed & Co. L.P.


                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
      (949) 475-9086 Ext. 6.

                                October 29, 2001

Board of Directors
H-Entertainment, Inc.
21031 Ventura Blvd., Suite 520
Woodland Hills, CA 91364

Re:  Form S-8

Dear Members of the Board:

         I consent to the use of my opinion as an exhibit to the Form S-8 Registration Statement and to the reference to my firm and I in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                                     Very truly yours,


                                                     /s/Richard O. Weed
                                                     ------------------
                                                     Richard O. Weed